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                                                                    Exhibit 99.2
                                                                    ------------
NEWS RELEASE

FOR IMMEDIATE RELEASE

Financial Contact:              Media Contact:
Douglas A. Shumate              Moss Crosby
Senior Vice President           Director of Marketing
Chief Financial Officer         256-382-3851 - phone
706-385-8189                    256-382-3890 - fax
dshumate@itcdeltacom.com        mcrosby@itcdeltacom.com
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www.itcdeltacom.com


              ITC/\DELTACOM ANNOUNCES  $160 MILLION COMMITMENT FOR
                         SENIOR SECURED CREDIT FACILITY
                  Financing to Fund new Initiative, e/\DeltaCom

     West Point, Georgia (February 28, 2000) -- ITC/\DeltaCom, Inc. (Nasdaq/NMS:
ITCD), a leading telecommunications provider in the southern United States, announces that Morgan Stanley Senior Funding Inc., Banc of America Securities and Goldman Sachs Credit Partners L.P. has provided the Company a commitment to fully underwrite a $160 million senior secured credit facility. Morgan Stanley and Banc of America will act as Joint Lead Arrangers with Goldman Sachs as Documentation Agent. The credit facility is subject to customary conditions for a transaction of this type, including without limitation, completion of definitive documentation and finalization of all terms and conditions.

     This credit facility is currently expected to be syndicated and fully funded by March 31, 2000. It will be completely drawn at closing and not subject to financial maintenance covenants and replaces the existing $50 million bank facility of which no funds were previously dispersed.

     Andrew M. Walker, ITC/\DeltaCom vice chairman and chief executive officer, stated, "We expect this investment to provide significant benefits for ITC/\DeltaCom and its shareholders. We are currently reviewing additional equity financing alternatives consistent with our conservative approach to financing."
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     The Company will use the proceeds of the credit facility to fund the just announced strategic initiative of e/\DeltaCom, which will be a separate business unit. The new company will enable ITC/\DeltaCom to extend and enhance its current data and Internet products, offering customers in the southern United States with collocation and Web hosting services that are integral to companies who run business-critical applications over the Internet. The proceeds will also be used to fund current and future opportunities in the existing business lines.

     "We are very excited about our e/\DeltaCom initiative and the ability to provide additional services to our customers. This new line of business enhances our data product offering and allows us to secure national Internet backbone relationships and aggressively work with e-commerce enabling companies," continued Walker.

     ITC/\DeltaCom, headquartered in West Point, Georgia, provides integrated telecommunication services to mid-sized and major businesses in the southern United States, and is a leading regional provider of wholesale long-haul services to other communications companies. ITC/\DeltaCom's business communication services include local exchange, long distance, enhanced data, Internet and operator services, and the sale and maintenance of customer premise equipment. The Company operates 34 branch locations in eight states, and its 10-state, approximately 8,250-mile fiber optic network reaches over 100 points of presence. ITC/\DeltaCom has interconnection agreements with BellSouth, GTE, Southwestern Bell and Sprint for resale and access to unbundled network elements, and is a certified Competitive Local Exchange Carrier (CLEC) in Arkansas, Texas, and all nine BellSouth states.

     Statements contained in this news release regarding expected financial results and other planned events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by ITC/\DeltaCom with the Securities and Exchange Commission, specifically the most recent filings which identify important risk factors that could cause actual results to differ from those contained in the forward- looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, risks related to future growth and rapid expansion, and volatility of stock prices. These and other risks are summarized under the caption "Risk Factors" in the Company's 1998 Annual Report on Form 10-K.

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